The Bancorp, Inc. Reports Second Quarter 2014 Financial Results

Wilmington, DE – July 23, 2014 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter 2014.

The Bancorp, Inc. reported a net loss of $5.5 million for the second quarter of 2014 compared to net income of $5.6 million in second quarter 2013, or a loss per share of $0.15 in 2014 compared to $0.15 earnings per share in the comparable prior year period.  An 18% effective income tax rate was utilized in second quarter 2014, based upon an estimated annualized tax rate.  With a statutory 35% tax rate which approximates the Company’s historical tax rate, the loss per share would have been approximately $0.12.

Financial Highlights

•	18% increase in net interest income to $27.9 million compared to $23.6 million in second quarter 2013.

•	12% increase in prepaid card fees to $12.9 million compared to $11.5 million in second quarter 2013.

•	Increases over prior year targeted loan balances as follows: SBA lending 69%, SBLOC 53%, Leasing 8%.

•	An increase in the net interest margin to 2.69% from 2.46% in second quarter 2013.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “During the quarter, we received an order from the FDIC which specified additional enhanced controls related to BSA. We have acted to address those and engaged consultants to implement such controls. During the second quarter approximately $9.2 million of related one-time consulting and other expenses were accrued. The Bank’s provision for loan losses amounted to $15.5 million reflecting the impact of certain loan relationships in its commercial loan portfolios. We continue to emphasize loan growth in Small Business Administration (SBA), Security Backed Lines of Credit (SBLOC) and vehicle leasing portfolios, for which historical losses are lower than our other commercial lines of business. SBA and SBLOC exhibited year over year growth rates of 69% and 53% respectively. The total of those three targeted portfolios now amounts to approximately $745 million. Net interest income grew 18% or $4.3 million over second quarter 2013, reflecting growth in those targeted loan portfolios and the investment portfolio, which is also targeted for growth. At June 30, 2014 our total loans and securities amounted to $3.8 billion, or 20% higher than June 30, 2013. Additionally we have made progress in lowering excess deposit balances maintained at the Federal Reserve Bank, and as a result of these factors, our net interest margin improved to 2.69% from 2.46% in second quarter 2013. Our prepaid card fees increased 12%, and our card payment and ACH increased 26%, representing continued growth in these two areas. Book value per share at June 30, 2014 was $9.72 compared to $9.21 at June 30, 2013.”

Financial Results

Bancorp reported a net loss available to common shareholders for the three months ended June 30, 2014 of $5.5 million, or a loss per share of $0.15, based on 37,706,491 weighted average shares outstanding, compared to net income available to common shareholders of $5.6 million, or diluted earnings per share of $0.15, based on 37,974,814 weighted average diluted shares outstanding, for the three months ended June 30, 2013.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:00 AM EDT Thursday, July 24, 2014 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 866.318.8612, access code 72448153.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Thursday, July 31, 2014 by dialing 888.286.8010, access code 81705798.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$27,915	$23,579	$54,483	$46,263
Provision for loan and lease losses	15,500	9,500	32,800	15,000
Non-interest income
Service fees on deposit accounts	1,377	1,084	2,587	2,144
Card payment and ACH processing fees	1,317	1,046	2,620	1,913
Prepaid card fees	12,898	11,531	26,366	23,505
Gain on sale of loans	5,212	5,748	10,696	7,926
Gain on sales of investment securities	159	476	400	743
Other than temporary impairment of investment securities	-	-	-	(20)
Leasing income	1,015	642	1,396	1,229
Debit card income	456	201	882	397
Affinity fees	668	850	1,202	1,706
Other non-interest income	608	784	1,716	1,951
Total non-interest income	23,710	22,362	47,865	41,494
Non-interest expense
Losses and write downs on other real estate owned	(92)	815	(30)	1,066
BSA and lookback consulting expenses	9,204	-	9,204	-
Other non-interest expense	33,753	26,772	66,648	51,000
Total non-interest expense	42,865	27,587	75,822	52,066
Net income (loss) before income tax expense	(6,740)	8,854	(6,274)	20,691
Income tax (benefit) expense	(1,194)	3,262	(1,026)	7,693
Net income (loss) available to common shareholders	$(5,546)	$5,592	$(5,248)	$12,998

Basic earnings (loss) per share	$(0.15)	$0.15	$(0.14)	$0.35

Diluted earnings (loss) per share	$(0.15)	$0.15	$(0.14)	$0.34
Weighted average shares - basic	37,706,491	37,343,396	37,693,624	37,317,750
Weighted average shares - diluted	37,706,491	37,974,814	37,693,624	37,877,712

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$15,192	$15,298	$33,883	$21,560
Interest earning deposits at Federal Reserve Bank	441,422	796,385	1,196,515	622,989
Securities sold under agreements to resell	15,906	24,926	7,544	40,240
Total cash and cash equivalents	472,520	836,609	1,237,942	684,789

Investment securities, available-for-sale, at fair value	1,459,626	1,411,708	1,253,117	1,021,848
Investment securities, held-to-maturity	97,130	97,149	97,205	95,662
Loans held for sale, at fair value	154,474	222,024	69,904	49,355
Loans, net of deferred fees and costs	2,049,561	2,044,004	1,958,445	1,967,382
Allowance for loan and lease losses	(46,945)	(46,409)	(38,182)	(40,274)
Loans, net	2,002,616	1,997,595	1,920,263	1,927,108
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	3,409	3,209	3,209	3,209
Premises and equipment, net	16,236	15,692	15,659	13,709
Accrued interest receivable	14,508	14,715	13,131	12,360
Intangible assets, net	6,988	7,407	7,612	6,503
Other real estate owned	26,781	27,763	26,295	6,308
Deferred tax asset, net	24,606	27,451	30,415	27,613
Other assets	36,270	38,301	31,313	28,031
Total assets	$4,315,164	$4,699,623	$4,706,065	$3,876,495

Liabilities:
Deposits
Demand and interest checking	$3,563,447	$3,842,569	$3,722,602	$2,963,170
Savings and money market	307,927	393,329	536,162	469,238
Time deposits	8,962	9,115	9,773	12,502
Time deposits, $100,000 and over	1,474	2,195	4,452	5,747
Total deposits	3,881,810	4,247,208	4,272,989	3,450,657

Securities sold under agreements to repurchase	17,481	16,491	21,221	19,059
Accrued Interest Payable	-	-	-	95
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	35,862	56,353	38,850	49,091
Total liabilities	$3,948,554	$4,333,453	$4,346,461	$3,532,303

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 37,708,777 and 37,462,939 shares issued at June 30, 2014 and 2013, respectively	37,809	37,805	37,721	37,463
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	296,523	295,824	294,576	286,321
Retained earnings	21,878	27,424	27,615	19,993
Accumulated other comprehensive income	11,266	5,983	558	1,281
Total shareholders' equity	366,610	366,170	359,604	344,192

Total liabilities and shareholders' equity	$4,315,164	$4,699,623	$4,706,065	$3,876,495

Average balance sheet and net interest income	Three months ended June 30, 2014			Three months ended June 30, 2013
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$2,177,072	$21,767	4.00%	$1,991,622	$20,774	4.17%
Leases - bank qualified*	18,293	244	5.34%	13,800	208	6.03%
Investment securities-taxable	1,062,951	5,356	2.02%	836,299	3,801	1.82%
Investment securities-nontaxable*	459,164	4,548	3.96%	206,629	1,342	2.60%
Interest earning deposits at Federal Reserve Bank	651,002	411	0.25%	841,315	505	0.24%
Federal funds sold/securities purchased under agreement to resell	24,133	85	1.41%	33,761	98	1.16%
Net interest earning assets	4,392,615	32,411	2.95%	3,923,426	26,728	2.72%

Allowance for loan and lease losses	(49,193)			(36,596)
Other assets	132,332			85,476
	$4,475,754			$3,972,306

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,698,142	$2,298	0.25%	$3,083,831	$1,901	0.25%
Savings and money market	332,973	364	0.44%	482,722	528	0.44%
Time	10,844	33	1.22%	18,310	47	1.03%
Total deposits	4,041,959	2,695	0.27%	3,584,863	2,476	0.28%

Repurchase agreements	16,620	11	0.26%	17,057	12	0.28%
Subordinated debt	13,401	113	3.37%	13,401	118	3.52%
Total deposits and interest bearing liabilities	4,071,980	2,819	0.28%	3,615,321	2,606	0.29%

Other liabilities	15,007			9,379
Total liabilities	4,086,987			3,624,700

Shareholders' equity	388,767			347,606
	$4,475,754			$3,972,306
Net interest income on tax equivalent basis*		$29,592			$24,122

Tax equivalent adjustment		1,677			543

Net interest income		$27,915			$23,579
Net interest margin *			2.69%			2.46%

* Full taxable equivalent basis using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Six months ended June 30, 2014			Six months ended June 30, 2013
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$2,159,727	$42,987	3.98%	$1,960,399	$40,964	4.18%
Leases - bank qualified*	18,290	490	5.36%	14,096	407	5.77%
Investment securities-taxable	1,041,218	10,493	2.02%	759,899	7,288	1.92%
Investment securities-nontaxable*	425,512	7,756	3.65%	166,648	2,460	2.95%
Interest earning deposits at Federal Reserve Bank	951,983	1,175	0.25%	1,091,219	1,343	0.25%
Federal funds sold/securities purchased under agreement to resell	27,321	191	1.40%	27,107	122	0.90%
Net interest-earning assets	4,624,051	63,092	2.73%	4,019,368	52,584	2.62%

Allowance for loan and lease losses	(43,900)			(35,722)
Other assets	137,776			85,102
	$4,717,927			$4,068,748

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,857,839	$4,535	0.24%	$3,170,543	$3,767	0.24%
Savings and money market	415,122	868	0.42%	494,383	1,106	0.45%
Time	12,086	69	1.14%	19,607	101	1.03%
Total deposits	4,285,047	5,472	0.26%	3,684,533	4,974	0.27%

Short-term borrowings	11	-	0.00%	-	-	0.00%
Repurchase agreements	16,686	23	0.28%	16,413	26	0.32%
Subordinated debt	13,401	228	3.40%	13,401	318	4.75%
Total deposits and interest bearing liabilities	4,315,145	5,723	0.27%	3,714,347	5,318	0.29%

Other liabilities	18,593			10,455
Total liabilities	4,333,738			3,724,802

Shareholders' equity	384,189			343,946
	$4,717,927			$4,068,748
Net interest income on tax equivalent basis*		57,369			47,266

Tax equivalent adjustment		2,886			1,003

Net interest income		$54,483			$46,263
Net interest margin *			2.48%			2.35%

* Fully taxable equivalent basis using a 35% statutory tax rate
** Includes loans held for sale.

Allowance for loan and lease losses:	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2014	2013	2013
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$38,182	$33,040	$33,040

Loans charged-off:
Commercial	15,218	3,733	14,771
Construction	8,546	4,382	10,295
Lease financing	1	-	30
Residential mortgage	108	54	54
Consumer	561	186	488
Total	24,434	8,355	25,638

Recoveries:
Commercial	61	51	180
Construction	317	481	1,019
Lease financing	-	8	8
Residential mortgage	-	-	-
Consumer	19	49	73
Total	397	589	1,280
Net charge-offs	24,037	7,766	24,358
Provision charged to operations	32,800	15,000	29,500

Balance in allowance for loan and lease losses at end of period	$46,945	$40,274	$38,182
Net charge-offs/average loans	1.10%	0.39%	1.21%
Net charge-offs/average loans (annualized)	2.21%	0.79%	1.21%
Net charge-offs/average assets	0.51%	0.19%	0.59%

Loan portfolio:	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
	(dollars in thousands)

Commercial	$476,799	$489,574	$450,113	$481,537
Commercial mortgage (1)	593,622	610,990	625,810	651,034
Construction	264,667	283,928	258,889	266,911
Total commercial loans	1,335,088	1,384,492	1,334,812	1,399,482
Direct lease financing	185,878	181,007	175,610	172,250
Residential mortgage	96,009	95,397	94,850	93,960
Consumer and other loans	422,835	375,818	346,334	295,576
	2,039,810	2,036,714	1,951,606	1,961,268
Unamortized loan fees and costs	9,751	7,290	6,839	6,114
Total loans, net of deferred loan fees and costs	$2,049,561	$2,044,004	$1,958,445	$1,967,382

Supplemental loan data:
Construction 1-4 family	$40,226	$47,521	$48,394	$64,144
Commercial construction, acquisition and development	224,441	236,407	210,495	202,767
	$264,667	$283,928	$258,889	$266,911
(1) At June 30, 2014 our owner-occupied loans amounted to $219 million, or 36.9% of commercial mortgages.

Capital Ratios	Tier 1 capital	Tier 1 capital	Total capital
	to average assets	to risk-weighted assets	to risk-weighted assets
As of June 30, 2014
Bancorp	8.08%	13.17%	14.43%
The Bancorp Bank	6.73%	10.91%	12.17%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2013
Bancorp	8.58%	14.57%	15.83%
The Bancorp Bank	6.72%	11.40%	12.66%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Selected operating ratios:
Return on average assets (annualized)	N/A	0.56%	N/A	0.64%
Return on average equity (annualized)	N/A	6.45%	N/A	7.62%
Net interest margin	2.69%	2.46%	2.48%	2.35%
Efficiency ratio (1)	65.40%	60.68%	65.35%	59.84%
Book value per share	$9.72	$9.21	$9.72	$9.21

	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
Asset quality ratios:
Nonperforming loans to total loans (2)	1.94%	2.20%	2.08%	2.16%
Nonperforming assets to total assets (2)	1.54%	1.55%	1.42%	1.26%
Allowance for loan and lease losses to total loans	2.29%	2.27%	1.95%	2.05%

Nonaccrual loans	$38,714	$44,701	$40,551	$41,743
Other real estate owned	26,781	27,763	26,295	6,308
Total nonperforming assets	$65,495	$72,464	$66,846	$48,051

Loans 90 days past due still accruing interest	$1,031	$189	$110	$755

	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
Gross dollar volume (GDV):
Prepaid card GDV	$10,025,213	$11,791,386	$7,720,554	$7,651,849

(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Management utilizes the efficiency ratio to measure overhead as a percentage of revenue. Other companies may calculate the efficiency ratio differently. Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Reconciliation of the efficiency ratio, a non-GAAP measure:
Non-interest expense	$42,865	$27,587	$75,822	$52,066
Less: BSA and lookback consulting expenses	(9,204)	-	(9,204)	-
Adjusted non-interest expense (a)	33,661	27,587	66,618	52,066

Net interest income	27,915	23,579	54,483	46,263
Non-interest income	23,710	22,362	47,865	41,494
Less: Gain on sale of securities	(159)	(476)	(400)	(743)
Adjusted net interest and non-interest income (b)	$51,466	$45,465	$101,948	$87,014

(a) divided by (b)	65.40%	60.68%	65.35%	59.84%

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.